Exhibit 10.2

neither THIS NOTE (AS DEFINED BELOW) nor the securities issuable upon conversion hereof have been registered under the securites act of 1933, as amended (the “securities act”), OR UNDER ANY STATE SECURITIES OR BLUE SKY LAWS. this Note IS ISSUED IN EXCHANGE pursuant to SECTION 3(a)(9) of the Securities Act, FOR that certain SECURED PROMISSORY NOTE IN THE ORIGINAL PRINCIPAL AMOUNT OF $[                           ] HAVING AN ORIGINAL ISSUE DATE OF [                                 ]. this note and the securities issuable upon conversion hereof may not be OFFERED, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES OR BLUE SKY LAWS, PURSUANT TO REGISTRATION OR QUALIFICATION OR EXEMPTION THEREFROM.

Form of

SECURED CONVERTIBLE PROMISSORY NOTE #[     ]

“Original Issue Date”: [                         ]

“Exchange Date”: December 20, 2019	Principal Amount U.S. $[ ]

FOR VALUE RECEIVED, Outlook Therapeutics, Inc., a Delaware corporation (“Borrower”), promises to pay to [                                ] a [                    ], or its successors or assigns (“Lender”), $[                       ] and any interest, fees, charges, and late fees on or before December 31, 2020 (the “Maturity Date”) in accordance with the terms set forth herein and to pay interest on the Outstanding Balance at the rate of 12% per annum simple interest from the Exchange Date until the same is paid in full. This Secured Convertible Promissory Note #1 (this “Note”) is issued and made effective pursuant to that certain Exchange Agreement dated as of December 20, 2019 (the “Exchange Date”), as the same may be amended from time to time (the “Exchange Agreement”), by and between Borrower and Lender, pursuant to which Lender exchanged that certain Secured Promissory Note issued in favor of [                                   ] on [                                ], which had an original principal amount of $[                             ], and an outstanding principal amount of $[                                     ] on December 20, 2019 for this Note, pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended, which was secured by that certain Security Agreement dated December 22, 2016 among Borrower and the secured parties thereto (the “Security Agreement”), and that certain Intellectual Property Security Agreement dated December 22, 2016 by and among Borrower and the secured parties thereto (the “IP Security Agreement”). All interest calculations hereunder shall be computed on the basis of a 365-day year based on the actual number of days elapsed and shall be payable in accordance with the terms of this Note. This Note was fully paid for on the Original Issue Date and subsequently assigned to Lender. Certain capitalized terms used herein are defined in Attachment 1 attached hereto and incorporated herein by this reference.

1.                   Payment; Prepayment.

1.1.             Payments. All payments owing hereunder shall be in lawful money of the United States of America or Conversion Shares (as defined below), as provided for herein, and delivered to Lender at the address or bank account furnished to Borrower for that purpose. All payments shall be applied first to (a) costs of collection, if any, then to (b) fees and charges, if any, then to (c) accrued and unpaid interest, and thereafter, to (d) principal.

1.2.             Prepayment. Borrower shall have the right to prepay all or any portion of the Outstanding Balance without penalty.

2.                   Security. This Note will be secured by the Security Agreement and the IP Security Agreement which will both continue in full force and effect. This Note shall be deemed to be one of the “Notes” as defined in such agreements.

3.                   Conversion.

3.1.             Conversions. Lender has the right at any time on or after April 1, 2020 until the Outstanding Balance has been paid in full, at its election, to convert (“Conversion”) all or any portion of the Outstanding Balance into shares (“Conversion Shares”) of fully paid and non-assessable common stock, $0.01 par value per share (“Common Stock”), of Borrower as per the following conversion formula: the number of Conversion Shares equals the amount being converted (the “Conversion Amount”) divided by the Conversion Price (as defined below). Conversion notices in the form attached hereto as Exhibit A (each, a “Conversion Notice”) may be effectively delivered to Borrower by any method set forth in the “Notices” Section of the Exchange Agreement, and all Conversions shall be cashless and not require further payment from Lender. Borrower shall have one (1) full Trading Day following effective delivery to confirm its agreement with the information provided in a Conversion Notice by Lender as to the price, number of shares, and remaining outstanding balance of the Exchange Notes. If Borrower does not object to the Conversion Notice within such one (1) full Trading Day period, the Conversion Notice shall be deemed valid as of such Trading Day and accepted by Borrower. Borrower shall deliver the Conversion Shares from any Conversion to Lender in accordance with Section 8 below.

3.2.             Conversion Price. Subject to the adjustments set forth herein, the conversion price for each Conversion shall be calculated pursuant to the following formula: 90% multiplied by the average of the two (2) lowest Closing Bid Prices during the twenty (20) Trading Days immediately preceding the applicable Conversion (the “Conversion Price”).

4.                   Defaults and Remedies.

4.1.             Defaults. The following are events of default under this Note (each, an “Event of Default”): (a) Borrower fails to pay any principal, interest, fees, charges, or any other amount when due and payable hereunder; (b) Borrower fails to deliver any Conversion Shares in accordance with the terms hereof; (c) a receiver, trustee or other similar official shall be appointed over Borrower or a material part of its assets and such appointment shall remain uncontested for twenty (20) days or shall not be dismissed or discharged within sixty (60) days; (d) Borrower becomes insolvent or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any; (e) Borrower makes a general assignment for the benefit of creditors; (f) Borrower files a petition for relief under any bankruptcy, insolvency or similar law (domestic or foreign); (g) an involuntary bankruptcy proceeding is commenced or filed against Borrower; (h) Borrower or any pledgor, trustor, or guarantor of this Note defaults or otherwise fails to observe or perform any covenant, obligation, condition or agreement of Borrower or such pledgor, trustor, or guarantor contained herein or in any other Exchange Document (as defined in the Exchange Agreement), other than those specifically set forth in this Section; (i) any representation, warranty or other statement made or furnished by or on behalf of Borrower or any pledgor, trustor, or guarantor of this Note to Lender herein, in any Exchange Document, or otherwise in connection with the issuance of this Note is false, incorrect, incomplete or misleading in any material respect when made or furnished; (j) the occurrence of a Fundamental Transaction without Lender’s prior written consent; (k) Borrower fails to maintain the Share Reserve (as defined in the Exchange Agreement) as required under the Exchange Agreement and such failure is not cured by Borrower within ten (10) days after written notice thereof from Lender; or (l) any money judgment, writ or similar process is entered or filed against Borrower or any subsidiary of Borrower or any of its property or other assets for more than $500,000.00, and shall remain unvacated, unbonded or unstayed for a period of twenty (20) calendar days unless otherwise consented to by Lender; or (m) Borrower, any affiliate of Borrower, or any pledgor, trustor, or guarantor of this Note breaches any covenant or other term or condition contained in any Other Agreements.

4.2.             Remedies. At any time and from time to time after Lender becomes aware of the occurrence of any Event of Default, Lender may accelerate this Note by written notice to Borrower, with the Outstanding Balance becoming immediately due and payable in cash at the Mandatory Default Amount. Notwithstanding the foregoing, at any time following the occurrence of any Event of Default, Lender may, at its option, elect to increase the Outstanding Balance by applying the Default Effect (subject to the limitation set forth below) via written notice to Borrower without accelerating the Outstanding Balance, in which event the Outstanding Balance shall be increased as of the date of the occurrence of the applicable Event of Default pursuant to the Default Effect, but the Outstanding Balance shall not be immediately due and payable unless so declared by Lender (for the avoidance of doubt, if Lender elects to apply the Default Effect pursuant to this sentence, it shall reserve the right to declare the Outstanding Balance immediately due and payable at any time and no such election by Lender shall be deemed to be a waiver of its right to declare the Outstanding Balance immediately due and payable as set forth herein unless otherwise agreed to by Lender in writing). Notwithstanding the foregoing, upon the occurrence of any Event of Default described in clauses (c), (d), (e), (f) or (g) of Section 4.1, the Outstanding Balance as of the date of acceleration shall become immediately and automatically due and payable in cash at the Mandatory Default Amount, without any written notice required by Lender. At any time following the occurrence of any Event of Default, upon written notice given by Lender to Borrower, interest shall accrue on the Outstanding Balance beginning on the date the applicable Event of Default occurred at an interest rate equal to the lesser of 14% per annum or the maximum rate permitted under applicable law (“Default Interest”). For the avoidance of doubt, Lender may continue making Conversions at any time following an Event of Default until such time as the Outstanding Balance is paid in full. In connection with acceleration described herein, Lender need not provide, and Borrower hereby waives, any presentment, demand, protest or other notice of any kind, and Lender may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such acceleration may be rescinded and annulled by Lender at any time prior to payment hereunder and Lender shall have all rights as a holder of the Note until such time, if any, as Lender receives full payment pursuant to this Section 4.2. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon. Nothing herein shall limit Lender’s right to pursue any other remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to Borrower’s failure to timely deliver Conversion Shares upon Conversion of this Note as required pursuant to the terms hereof.

5.                   Extension Right. So long as (a) no Event of Default has occurred, and (b) Borrower is in full compliance with all Nasdaq listing requirements, including, but not limited to, not being in any 180-day Nasdaq grace period for non-compliance, Borrower may, in its sole discretion, extend the Maturity Date to June 30, 2021 (the “Extension”) by giving to Lender written notice (the “Extension Notice”) of its intent to extend the Maturity Date not less than thirty (30) calendar days prior to the date the Extension shall become effective. In consideration of the Extension, Borrower shall pay to Lender a non-refundable extension fee in the amount of 3% of the aggregate Outstanding Balance (the “Extension Fee”) as of the date the Extension Notice is delivered to Lender, which Extension Fee will be added to the Outstanding Balance as of the date on which the Company delivers the Extension Notice to Borrower.

6.                   Unconditional Obligation; No Offset. Borrower acknowledges that this Note is an unconditional, valid, binding and enforceable obligation of Borrower not subject to offset, deduction or counterclaim of any kind. Borrower hereby waives any rights of offset it now has or may have hereafter against Lender, its successors and assigns, and agrees to make the payments or Conversions called for herein in accordance with the terms of this Note.

7.                   Waiver. No waiver of any provision of this Note shall be effective unless it is in the form of a writing signed by the party granting the waiver. No waiver of any provision or consent to any prohibited action shall constitute a waiver of any other provision or consent to any other prohibited action, whether or not similar. No waiver or consent shall constitute a continuing waiver or consent or commit a party to provide a waiver or consent in the future except to the extent specifically set forth in writing.

8.                   Method of Conversion Share Delivery. On or before the close of business on the third (3rd) Trading Day following Borrower’s acceptance of a valid Conversion Notice (the “Delivery Date”), Borrower shall, provided it is DWAC Eligible at such time and such Conversion Shares are eligible for delivery via DWAC, deliver or cause its transfer agent to deliver the applicable Conversion Shares electronically via DWAC to the account designated by Lender in the applicable Conversion Notice. If Borrower is not DWAC Eligible or such Conversion Shares are not eligible for delivery via DWAC, it shall deliver to Lender or its broker (as designated in the Conversion Notice), via email followed by reputable overnight courier, evidence of book-entry registration of the number of shares of Common Stock equal to the number of Conversion Shares to which Lender shall be entitled, registered in the name of Lender or its designee. For the avoidance of doubt, Borrower has not met its obligation to deliver Conversion Shares by the Delivery Date unless Lender or its broker, as applicable, has actually received the evidence of book-entry registration representing the applicable Conversion Shares no later than the close of business on the relevant Delivery Date pursuant to the terms set forth above. Following delivery of the Conversion Shares, the portion of the Exchange Notes so converted shall be cancelled and all obligations of Borrower under such portion of the Exchange Notes shall be deemed fulfilled. For the avoidance of doubt, prior to the Nasdaq Approval, Borrower shall have no obligation to deliver Conversion Shares in excess of the Nasdaq 19.99% Cap. Moreover, and notwithstanding anything to the contrary herein or in any other Exchange Document (as defined in the Exchange Agreement), in the event Borrower or its transfer agent refuses to deliver any Conversion Shares without a restrictive securities legend to Lender on grounds that such issuance is in violation of Rule 144 under the Securities Act of 1933, as amended (“Rule 144”), Borrower shall deliver or cause its transfer agent to deliver the applicable Conversion Shares to Lender with a restricted securities legend, but otherwise in accordance with the provisions of this Section 8. In conjunction therewith, Borrower will also deliver to Lender a written explanation from its counsel or its transfer agent’s counsel explaining why the issuance of the applicable Conversion Shares violates Rule 144.

9.                   Conversion Delays. If Borrower fails to deliver Conversion Shares in accordance with the timeframe stated in Section 8, Lender may at any time prior to receiving the applicable Conversion Shares rescind in whole or in part such Conversion, with a corresponding increase to the Outstanding Balance (any returned amount will tack back to the Original Issue Date for purposes of determining the holding period under Rule 144). In addition, for each Conversion, in the event that Conversion Shares are not delivered by the Delivery Date, a late fee equal to 2% of the applicable Conversion Share Value rounded to the nearest multiple of $100.00 but with a floor of $500.00 per day (but in any event the cumulative amount of such late fees for each Conversion shall not exceed 200% of the applicable Conversion Share Value) will be assessed for each day after the Delivery Date until Conversion Share delivery is made and not rescinded; and such late fee will be added to the Outstanding Balance (such fees, the “Conversion Delay Late Fees”).

10.               Ownership Limitation. Notwithstanding anything to the contrary contained in this Note or the other Exchange Documents (as defined in the Exchange Agreement), if at any time Lender shall or would be issued shares of Common Stock under any of the Exchange Documents, but such issuance would cause Lender (together with its affiliates) to beneficially own a number of shares exceeding 4.99% of the number of shares of Common Stock outstanding on such date (including for such purpose the shares of Common Stock issuable upon such issuance) (the “Maximum Percentage”), then Lender must not convert such Exchange Notes and Borrower must not issue to Lender shares of Common Stock which would exceed the Maximum Percentage. For purposes of this section, beneficial ownership of Common Stock will be determined pursuant to Section 13(d) of the 1934 Act. Notwithstanding the forgoing, the term “4.99%” above shall be replaced with “9.99%” at such time as the Market Capitalization is less than $10,000,000.00. Notwithstanding any other provision contained herein, if the term “4.99%” is replaced with “9.99%” pursuant to the preceding sentence, such increase to “9.99%” shall remain at 9.99% until increased, decreased or waived by Lender as set forth below. By written notice to Borrower, Lender may increase, decrease or waive the Maximum Percentage as to itself but any such waiver will not be effective until the 61st day after delivery thereof. The foregoing 61-day notice requirement is enforceable, unconditional and non-waivable and shall apply to all affiliates and assigns of Lender.

11.               Issuance Cap Notwithstanding anything to the contrary contained in this Note or the other Exchange Documents, Borrower and Lender agree that the total cumulative number of shares of Common Stock issued to Lender hereunder together with all other Exchange Documents may not exceed the requirements of Nasdaq Listing Rule 5635(d) (“Nasdaq 19.99% Cap”), except that such limitation will not apply following Nasdaq Approval (as defined in the Exchange Agreement). If Borrower is unable to obtain Nasdaq Approval to issue Common Stock to Lender in excess of the Nasdaq 19.99% Cap, any remaining Outstanding Balance of this Note must be repaid in cash.

12.               Opinion of Counsel. In the event that an opinion of counsel is needed for any matter related to this Note, Lender has the right to have any such opinion provided by its counsel.

13.               Governing Law; Venue. This Note shall be governed by and construed under the laws of the State of New York, as applied to agreements among New York residents, made and to be performed entirely within the State of New York, without giving effect to conflicts of laws principles. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Note and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Note. Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

14.               Cancellation. After repayment or conversion of the entire Outstanding Balance, this Note shall be deemed paid in full, shall automatically be deemed canceled, and shall not be reissued.

15.               Amendments. The prior written consent of both parties hereto shall be required for any change or amendment to this Note.

16.               Assignments. Borrower may not assign this Note without the prior written consent of Lender. This Note and any shares of Common Stock issued upon conversion of this Note may be offered, sold, assigned or transferred by Lender without the consent of Borrower.

17.               Time is of the Essence. Time is expressly made of the essence with respect to each and every provision of this Note and the documents and instruments entered into in connection herewith.

18.               Notices. Whenever notice is required to be given under this Note, unless otherwise provided herein, such notice shall be given in accordance with the subsection of the Exchange Agreement titled “Notices.”

19.               Liquidated Damages. Lender and Borrower agree that in the event Borrower fails to comply with any of the terms or provisions of this Note, Lender’s damages would be uncertain and difficult (if not impossible) to accurately estimate because of the parties’ inability to predict future interest rates, future share prices, future trading volumes and other relevant factors. Accordingly, Lender and Borrower agree that any fees, balance adjustments, Default Interest or other charges assessed under this Note are not penalties but instead are intended by the parties to be, and shall be deemed, liquidated damages (under Lender’s and Borrower’s expectations that any such liquidated damages will tack back to the Original Issue Date for purposes of determining the holding period under Rule 144).

20.               Voluntary Agreement. Borrower has carefully read this Note and has asked any questions needed for Borrower to understand the terms, consequences and binding effect of this Note and fully understand them. Borrower has had the opportunity to seek the advice of an attorney of Borrower’s choosing, or has waived the right to do so, and is executing this Note voluntarily and without any duress or undue influence by Lender or anyone else.

21.               Severability. If any part of this Note is construed to be in violation of any law, such part shall be modified to achieve the objective of Borrower and Lender to the fullest extent permitted by law and the balance of this Note shall remain in full force and effect.

[Remainder of page intentionally left blank; signature page follows]

IN WITNESS WHEREOF, Borrower has caused this Note to be duly executed as of the Exchange Date.

BORROWER:

Outlook Therapeutics, Inc.

By:
Name:	Lawrence A. Kenyon
Title:	President, Chief Executive Officer and Chief Financial Officer

ACKNOWLEDGED, ACCEPTED AND AGREED:

LENDER:

By:

By:

By:

[Signature Page to Secured Convertible Promissory Note #1]

ATTACHMENT 1

DEFINITIONS

For purposes of this Note, the following terms shall have the following meanings:

A1.              “Closing Bid Price” and “Closing Trade Price” means the last closing bid price and last closing trade price, respectively, for the Common Stock on its principal market, as reported by Bloomberg, L.P. (“Bloomberg”), or, if its principal market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price (as the case may be) then the last bid price or last trade price, respectively, of the Common Stock prior to 4:00:00 p.m., New York time, as reported by Bloomberg, or, if its principal market is not the principal securities exchange or trading market for the Common Stock, the last closing bid price or last trade price, respectively, of the Common Stock on the principal securities exchange or trading market where the Common Stock is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of the Common Stock in the over-the-counter market on the electronic bulletin board for the Common Stock as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for the Common Stock by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for the Common Stock as reported by OTC Markets Group, Inc., and any successor thereto. If the Closing Bid Price or the Closing Trade Price cannot be calculated for the Common Stock on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Trade Price (as the case may be) of the Common Stock on such date shall be the fair market value as mutually determined by Lender and Borrower. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during such period.

A2.              “Conversion Share Value” means the product of the number of Conversion Shares deliverable pursuant to any Conversion Notice multiplied by the Closing Trade Price of the Common Stock on the Delivery Date for such Conversion.

A3.              “Default Effect” means multiplying the Outstanding Balance as of the date the applicable Event of Default occurred by five percent (5%) for the first occurrence of any Event of Default, and then adding the resulting product to the Outstanding Balance as of the date the applicable Event of Default occurred, with the sum of the foregoing then becoming the Outstanding Balance under this Note as of the date the applicable Event of Default occurred.

A4.              “DTC” means the Depository Trust Company or any successor thereto.

A5.              “DTC/FAST Program” means the DTC’s Fast Automated Securities Transfer program.

A6.              “DWAC” means the DTC’s Deposit/Withdrawal at Custodian system.

A7.              “DWAC Eligible” means that (a) Borrower’s Common Stock is eligible at DTC for full services pursuant to DTC’s operational arrangements, including without limitation transfer through DTC’s DWAC system, (b) Borrower has been approved (without revocation) by DTC’s underwriting department, (c) Borrower’s transfer agent is approved as an agent in the DTC/FAST Program, (d) the Conversion Shares are otherwise eligible for delivery via DWAC; and (e) Borrower’s transfer agent does not have a policy prohibiting or limiting delivery of the Conversion Shares via DWAC.

A8.              “Fundamental Transaction” means that (a) (i) Borrower or any of its subsidiaries shall, directly or indirectly, in one or more related transactions, consolidate or merge with or into (whether or not Borrower or any of its subsidiaries is the surviving corporation) any other person or entity, or (ii) Borrower or any of its subsidiaries shall, directly or indirectly, in one or more related transactions, sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of its respective properties or assets to any other person or entity, or (iii) Borrower or any of its subsidiaries shall, directly or indirectly, in one or more related transactions, allow any other person or entity to make a purchase, tender or exchange offer that is accepted by the holders of more than 50% of the outstanding shares of voting stock of Borrower (not including any shares of voting stock of Borrower held by the person or persons making or party to, or associated or affiliated with the persons or entities making or party to, such purchase, tender or exchange offer), or (iv) Borrower or any of its subsidiaries shall, directly or indirectly, in one or more related transactions, consummate a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with any other person or entity whereby such other person or entity acquires more than 50% of the outstanding shares of voting stock of Borrower (not including any shares of voting stock of Borrower held by the other persons or entities making or party to, or associated or affiliated with the other persons or entities making or party to, such stock or share purchase agreement or other business combination), or (v) Borrower or any of its subsidiaries shall, directly or indirectly, in one or more related transactions, reorganize, recapitalize or reclassify the Common Stock, other than an increase in the number of authorized shares of Borrower’s Common Stock, or (b) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the 1934 Act and the rules and regulations promulgated thereunder) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of 50% of the aggregate ordinary voting power represented by issued and outstanding voting stock of Borrower.

Attachment 1 to Secured Convertible Promissory Note, Page 1

A9.              “Mandatory Default Amount” means Outstanding Balance following the application of the Default Effect.

A10.           “Market Capitalization” means a number equal to (a) the average VWAP of the Common Stock for the immediately preceding fifteen (15) Trading Days, multiplied by (b) the aggregate number of outstanding shares of Common Stock as reported on Borrower’s most recently filed Form 10-Q or Form 10-K.

A11.           “Other Agreements” means, collectively, (a) all existing and future agreements and instruments between, among or by Borrower (or an affiliate), on the one hand, and Lender (or an affiliate), on the other hand, and (b) any financing agreement of Borrower’s other than currently outstanding 0% unsecured notes of $3,612,500.00 face value (and no accrued interest).

A12.           “Outstanding Balance” means as of any date of determination, the initial outstanding balance of this Note, as reduced or increased, as the case may be, pursuant to the terms hereof for payment, Conversion, offset, or otherwise, accrued but unpaid interest, collection and enforcements costs (including attorneys’ fees) incurred by Lender, transfer, stamp, issuance and similar taxes and fees related to Conversions, and any other fees or charges (including without limitation Conversion Delay Late Fees) incurred under this Note.

A13.           “Trading Day” means any day on which the New York Stock Exchange (or such other principal market for the Common Stock) is open for trading.

A14.           “VWAP” means the volume weighted average price of the Common Stock on the principal market for a particular Trading Day or set of Trading Days, as the case may be, as reported by Bloomberg.

Attachment 1 to Secured Convertible Promissory Note, Page 2

EXHIBIT A

[LENDER ADDRESS]

Outlook Therapeutics, Inc.	Date: __________________

Attn: Lawrence Kenyon

7 Clarke Drive

Cranbury, New Jersey 08512

CONVERSION NOTICE

The above-captioned Lender hereby gives notice to Outlook Therapeutics, Inc., a Delaware corporation (the “Borrower”), pursuant to that certain Secured Convertible Promissory Note made by Borrower in favor of Lender on December 20, 2019 (the “Note”), that Lender elects to convert the portion of the Note balance set forth below into fully paid and non-assessable shares of Common Stock of Borrower as of the date of conversion specified below. Said conversion shall be based on the Conversion Price set forth below. In the event of a conflict between this Conversion Notice and the Note, the Note shall govern, or, in the alternative, at the election of Lender in its sole discretion, Lender may provide a new form of Conversion Notice to conform to the Note. Capitalized terms used in this notice without definition shall have the meanings given to them in the Note.

A.	Date of Conversion: ____________
B.	Conversion #: ____________
C.	Conversion Amount: ____________
D.	Conversion Price: _______________
E.	Conversion Shares: _______________ (C divided by D)
F.	Remaining Outstanding Balance of Note: ____________*

* Subject to adjustments for corrections, defaults, interest and other adjustments permitted by the Exchange Documents (as defined in the Exchange Agreement), the terms of which shall control in the event of any dispute between the terms of this Conversion Notice and such Exchange Documents.

Please transfer the Conversion Shares electronically (via DWAC) to the following account:

Broker:	Address:
DTC#:

Account #:

Account Name:

To the extent the Conversion Shares are not able to be delivered to Lender electronically via the DWAC system, deliver evidence of book-entry registration of such shares to Lender via email confirmation and via reputable overnight courier after receipt of this Conversion Notice (by facsimile transmission or otherwise) to:

_____________________________________

_____________________________________

_____________________________________

[Signature Page Follows]

Exhibit A to Secured Convertible Promissory Note, Page 1

Sincerely,

Lender:

By:

By:

By:

Exhibit A to Secured Convertible Promissory Note, Page 2